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                                                                    Exhibit a(2)

                          CITIFUNDS FIXED INCOME TRUST

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)

         Pursuant to Section 6.9 of the Declaration of Trust, dated June 23, 1986, as amended (the "Declaration of Trust"), of CitiFunds Fixed Income Trust (formerly, Landmark Fixed Income Funds) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to change the name of one series which was previously established and designated, and to eliminate one series which was previously established and designated (there being no shares of such series outstanding). No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

         1. The series shall be as follows:

              The series previously designated as "CitiFunds Short-Term U.S.
                  Government Income Portfolio" shall be redesignated "Citi Short-Term U.S. Government Income Fund."

              The series previously designated as "CitiFunds Diversified Income
                  Portfolio" is hereby eliminated.

              The remaining series is  "CitiFunds Intermediate Income
                  Portfolio."

         2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

         6. This Amended and Restated Establishment and Designation of Series supercedes any and all Establishments and Designations of Series heretofore adopted by the Board of Trustees of the Trust with respect to its series, and shall become effective as of September 5, 2000.

         IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series (which may be in one or more separate counterparts) as of this 5th day of September, 2000.


Philip W. Coolidge                     Riley C. Gilley
-------------------------------        -------------------------------
PHILIP W. COOLIDGE                     RILEY C. GILLEY
As Trustee and Not Individually        As Trustee and Not Individually


                                       Susan B. Kerley
-------------------------------        -------------------------------
DIANA R. HARRINGTON                    SUSAN B. KERLEY
As Trustee and Not Individually        As Trustee and Not Individually


Heath B. McLendon
-------------------------------        -------------------------------
HEATH B. MCLENDON                      C. OSCAR MORONG, JR.
As Trustee and Not Individually        As Trustee and Not Individually


E. Kirby Warren
-------------------------------
E. KIRBY WARREN
As Trustee and Not Individually